Exhibit 99.1

Premier People,

Products and Services

NEWS RELEASE

Premcor Inc.
1700 East Putnam
Suite 400
Old Greenwich, CT 06870
203-698-7500
203-698-7925 fax

PREMCOR ANNOUNCES THAT ITS INDIRECT, WHOLLY OWNED SUBSIDIARY, THE PREMCOR REFINING GROUP INC. COMMENCES CASH TENDER OFFER AND CONSENT SOLICITATION FOR ANY AND ALL OF ITS 7 3/4% SENIOR SUBORDINATED NOTES DUE 2012

OLD GREENWICH, Connecticut, August 8, 2005 – Premcor Inc. (NYSE: PCO) today announced that its indirect, wholly owned subsidiary, The Premcor Refining Group Inc. (PRG) has commenced a cash tender offer for any and all of its 7 3/4% Senior Subordinated Notes due 2012 (CUSIP: 74047PAM6) (the “Notes”) and a consent solicitation to adopt certain proposed amendments to the indenture governing the Notes (the “Proposed Amendments”) that will eliminate or modify substantially all of the restrictive covenants applicable to these Notes.

The tender offer and consent solicitation (together, the “Offer”) are being made upon the terms and subject to the conditions as described in PRG’s Offer to Purchase and Consent Solicitation Statement, dated August 8, 2005 (the “Statement”) and related Letter of Transmittal and Consent.

PRG is making the Offer in connection with a proposed merger (the “Merger”) between Valero Energy Corporation (“Valero”) and Premcor Inc.. If the Merger is completed, PRG will become an indirect, wholly owned subsidiary of Valero. The tender offer and consent solicitation are conditioned upon, among other things, completion of the Merger. There is no guarantee that the Merger will be completed. Completion of the Merger is subject to customary conditions, including approval of the Premcor stockholders and the expiration or termination of the Hart-Scott-Rodino waiting period, however, the Merger is not dependent upon consummation of the Offer.

A holder’s tendering of Notes will be deemed to constitute delivery of that holder’s consent to the Proposed Amendments. Holders of Notes may not tender their Notes without delivering their consent to the Proposed Amendments, and holders may not deliver consents without tendering their Notes.

The Offer will expire at 12:00 (midnight), Eastern time, on September 2, 2005, unless extended at the sole discretion of PRG or earlier terminated (such date and time, as the same may be extended or earlier terminated, the “Expiration Date”). Holders of the Notes must tender their Notes at or prior to the Expiration Date in order to receive the Purchase Price (defined below). Holders of the Notes must tender their Notes and deliver their consent to the proposed amendments at or prior to 5:00 p.m., Eastern time, on August 19, 2005, unless extended by PRG (such date and time, as the same may be extended, the “Consent Payment Deadline”), in order to receive the Total Purchase Price (defined below), which includes the Consent Payment (defined below). Tendered Notes may be withdrawn and the related consents may be revoked at any time prior to the Consent Payment Deadline, but not thereafter.

The “Total Purchase Price” to be paid for each validly tendered Note, subject to the terms and conditions of the Offer, will be paid in cash and calculated based in part on the yield on the 3 3/4% U.S. Treasury Note due May 15, 2008 (the “Reference Security”), which yield will be calculated as of 2:00 p.m., Eastern time, on the tenth business day prior to the scheduled Expiration Date, namely August 22, 2005. The Total Purchase Price for each Note will be equal to the sum of:

(i)	the product of 65% and the present value of scheduled payments up to the initial redemption date on the Note based on a fixed spread pricing formula (calculated in the manner described in Annex A to the Statement) utilizing a yield equal to that of the Reference Security, plus 50 basis points; plus

(ii)	the product of 35% and $1,077.50 of the principal amount of the Note, which is equal to the equity clawback price at which the Company is permitted to redeem up to 35% of the Notes with the proceeds of an equity offering or capital contribution.

The detailed methodology for calculating the Total Purchase Price for Notes is described more fully in the Statement.

Holders whose Notes are purchased in the Offer will also be paid accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date (the “Accrued Interest”). Included in the Total Purchase Price is a payment of $45 per $1,000 principal amount of Notes (the “Consent Payment”). Only Notes validly tendered at or prior to the Consent Payment Deadline will be eligible to receive the Total Purchase Price. Holders validly tendering Notes after the Consent Payment Deadline and on or prior to the Expiration Date will only be eligible to receive an amount equal to the Total Purchase Price less the Consent Payment (the “Purchase Price”).

The Settlement Date will be promptly after the Expiration Date, which is expected to be the first business day after the Expiration Date.

PRG has engaged Barclays Capital Inc. as Dealer Manager and Solicitation Agent for the tender offer and consent solicitation. Persons with questions regarding the tender offer or the consent solicitation should be directed to Barclays Capital toll-free at 866-307-8991 or collect at 212-412-4072 (attention: Liability Management). Georgeson Shareholder c/o Computershare Trust Company of New York is acting as Depositary. Requests for documents should be directed to Georgeson Shareholder Communications, Inc., the Information Agent for the tender offer and consent solicitation, toll-free at 866-391-7007 or collect at 212-440-9800.

This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of a consent with respect to any of the Notes. The tender offer and consent solicitation are being made solely by the Statement and related Letter of Transmittal and Consent.

About Premcor Inc.

Premcor is one of the largest independent petroleum refiners and suppliers of unbranded transportation fuels, heating oil, petrochemical feedstocks, petroleum coke and other petroleum products in the United States. Premcor currently owns and operates four refineries in Port Arthur, Texas; Lima, Ohio; Memphis, Tennessee; and Delaware City, Delaware, with a total throughput capacity of approximately 800,000 barrels per day. Please visit http://www.premcor.com for more information.

About Valero Energy Corporation

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 20,000 employees and annual revenue of approximately $55 billion. Valero owns and operates 14 refineries throughout the United States, Canada and the Caribbean. Valero’s refineries have a combined throughput capacity of approximately 2.5 million barrels per day, which represents approximately 12 percent of the total U.S. refining capacity. Valero is also one of the nation’s largest retail operators with more than 4,700 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Diamond Shamrock, Shamrock, Ultramar, Valero, and Beacon. Please visit www.valero.com for more information.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including the company’s current expectations with respect to future plans. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “may,” “will,” “should,” “shall,” and similar expressions typically identify such forward-looking statements. Even though Premcor believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from expectations include, but are not limited to, varying market conditions, government regulations, and other factors contained from time to time in the reports filed with the Securities and Exchange Commission by the Company and its subsidiary, PRG, including quarterly reports on Form 10-Q, current reports on Form 8-K, and annual reports on Form 10-K.

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Contacts:

Premcor Inc.

Karyn Ovelmen, (203) 698-5669 (Media/Investors)

Colin Murray, (203) 698-5921 (Investors)